EXHIBIT 8.1













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                  [LETTERHEAD OF THACHER PROFFITT & WOOD LLP]






                                                June 10, 2004


To Each of the Parties Listed
on SCHEDULE A Attached Hereto

                  Opinion:  Tax
                  The National Collegiate Student Loan Trust 2004-1
                  -------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to The National Collegiate Student Loan Trust 2004-1, a Delaware statutory trust (the "Trust"), The National Collegiate Funding LLC (the "Depositor"), The First Marblehead Corporation ("FMC") and First Marblehead Data Services, Inc. ("FMDS") as to certain matters in connection with (i) the Student Loan Purchase Agreements listed on Schedule D (each, a "Student Loan Purchase Agreement"), each among a bank listed on Schedule B (each, a "Bank") as originator pursuant to the student loan programs listed on Schedule C and seller of student loans (each, a "Student Loan") and FMC, and the Pool Supplements thereto listed on Schedule E (each, a "Pool Supplement"), each among a Bank, FMC, the Trust and the Depositor, (ii) the Deposit and Sale Agreement, dated as of June 10, 2004 (the "Deposit and Sale Agreement"), between the Depositor and the Trust, (iii) the Indenture, dated as of June 1, 2004 (the "Indenture"), between the Trust and U.S. Bank National Association (the "Indenture Trustee"), and the Student Loan Asset Backed Notes Series 2004-1 (the "Notes") issued pursuant thereto, (iv) each of the Guaranty Agreements listed on Schedule F (each, a "Guaranty Agreement"), each between The Education Resources Institute, Inc. ("TERI") and a Bank, (v) each of the Deposit and Security Agreements, Security Agreements and Control Agreements listed on Schedule G (each, a "Deposit Agreement"), (vi) the Deposit and Security Agreement, dated as of June 10, 2004 (the "Security Agreement"), among TERI, the Trust and FMDS, (vii) each of the Custodial Agreements listed on Schedule H (each, a "Custodial Agreement"), each among the Trust, the Indenture Trustee and, respectively, the Pennsylvania Higher Education Assistance Agency ("PHEAA"), Great Lakes Educational Loan Services, Inc. and Nelnet Loan Services, Inc. (each, a "Custodian"), (viii) each Servicing Agreement listed on Schedule I (each, a "Servicing Agreement"), each between a Custodian and FMC, (ix) each Servicer Consent Letter listed on Schedule J (each a "Servicer Consent Letter"), each among a Custodian, FMC and the Trust, (x) the Interim Trust Agreement, dated as of May 13, 2004, between Wachovia Trust Company, National Association (the "Owner Trustee") and the Depositor, as amended and restated by the Trust Agreement, dated as of June 10, 2004 (as amended and restated, the "Trust Agreement"), among the Owner Trustee, the Depositor and TERI, and the owner trust certificates issued pursuant thereto (the "Owner Trust Certificates"),
(xi) the Administration Agreement,


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The National Collegiate Student Loan Trust 2004-1                        Page 2.
June 10, 2004

dated as of June 10, 2004 (the "Administration Agreement"), between the Trust and FMDS, (xii) the Underwriting Agreement, dated as of June 7, 2004 (the "Underwriting Agreement"), among the Trust, UBS Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and The First Marblehead Corporation (collectively, the "Underwriters"), (xiii) the Acknowledgment of Guaranty Agreements, dated as of June 10, 2004 (the "Acknowledgment"), by TERI, (xiv) the Structuring Advisory Agreement, dated as of June 10, 2004 (the "Structuring Agreement"), between the Trust and FMC, (xv) each Loan Origination Agreement listed on Schedule K (each, an "Origination Agreement"), (xvi) each Broker-Dealer Agreement listed on Schedule L (each, a "Broker-Dealer Agreement"), (xvii) each Market Agent Agreement listed on Schedule M (each, a "Market Agent Agreement"), (xviii) the Auction Agency Agreement, dated as of June 1, 2004 (the "Auction Agency Agreement"), among the Indenture Trustee, the Trust, The Bank of New York and FMDS, (xix) the Back-up Note Administration Agreement, dated as of June 10, 2004 (the "Back-up Note Administration Agreement"), among the Trust, FMDS, the Owner Trustee and the Indenture Trustee, (xx) the Base Prospectus, dated May 14, 2004 (the "Base Prospectus"), the related Preliminary Prospectus Supplement, dated May 14, 2004 (the "Preliminary Prospectus Supplement") and the related Prospectus Supplement, dated June 7, 2004 (together with the Preliminary Prospectus Supplement, the "Prospectus Supplement"; together with the Base Prospectus, the "Prospectus"),
(xxi) Registration Statement No. 333-113336 filed with the U.S. Securities and Exchange Commission (the "Registration Statement"), (xxii) the Grantor Trust Agreement, dated as of June 10, 2004 (the "Grantor Trust Agreement"), between the Depositor and U.S. Bank National Association (the "Grantor Trustee") creating NCF Grantor Trust 2004-1 (the "Grantor Trust"), and the Grantor Trust Certificates (the "Grantor Trust Certificates") issued pursuant thereto, (xxiii) the Certificate Purchase Agreement, dated as of June 10, 2004 (the "DB Certificate Purchase Agreement"), between the Depositor and Newport Funding Corp. (an "Initial Purchaser") and (xxiv) the Certificate Purchase Agreement, dated as of June 10, 2004, (the "UBS Certificate Purchase Agreement"; together with the DB Certificate Purchase Agreement, the "Certificate Purchase Agreements") between the Depositor and UBS Securities LLC (in such capacity an "Initial Purchaser"). Each Student Loan Purchase Agreement, each Pool Supplement, the Deposit and Sale Agreement, the Indenture, each Guaranty Agreement, each Deposit Agreement, the Security Agreement, each Custodial Agreement, each Servicing Agreement, each Servicer Consent Letter, the Trust Agreement, the Administration Agreement, the Underwriting Agreement, the Acknowledgment, the Structuring Agreement, each Origination Agreement, each Broker-Dealer Agreement, each Market Agent Agreement, the Auction Agency Agreement, the Back-up Note Administration Agreement, Grantor Trust Agreement, and the Certificate Purchase Agreements are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in Appendix A to the Indenture. This opinion is being delivered pursuant to Section 6 of the Underwriting Agreement.

         The Depositor is causing the Grantor Trust Certificates to be issued pursuant to the Grantor Trust Agreement. The Depositor is selling the Grantor Trust Certificates to the Initial Purchasers pursuant to the Certificate Purchase Agreements. The Grantor Trust Certificates represent the entire beneficial interest in the trust fund (the "Trust Fund") consisting of certain of the Notes (the Class A-4 Notes, the Class A-IO-1 Notes and the Class A-IO-2 Notes, (the "Deposit Notes")). On the Closing Date, the Depositor is transferring the Deposit Notes to the


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The National Collegiate Student Loan Trust 2004-1                        Page 3.
June 10, 2004


Grantor Trust and receiving the Grantor Trust Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed

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The National Collegiate Student Loan Trust 2004-1                        Page 4.
June 10, 2004


herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The statements made in the Base Prospectus and Prospectus Supplement under the heading "U.S. Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Notes offered thereby, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         2. For United States federal income tax purposes, assuming the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as those of the Notes, the Notes will be treated as indebtedness of the Trust, and not as ownership interests in the Trust or in a separate association taxable as a corporation, and the Trust will not be classified as an association taxable as a corporation. This opinion is based on the assumption that: one person will acquire at original issuance both the Class A-4 Notes, the Class A-IO-1 Notes and the Class A-IO-2 Notes in their entirety, that such person has agreed that it will subsequently sell its interest in such Notes only through a sale of a pro rata share of its interest in each such Class (and will require subsequent purchasers to agree to the same limitation), and such person and the Indenture Trustee have agreed to treat the two Classes of Notes as a single debt obligation for all federal income tax purposes.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction (as defined in Treasury regulation section 1.6011-4) and (iv) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first

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The National Collegiate Student Loan Trust 2004-1                        Page 5.
June 10, 2004


paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.


                                                 Very truly yours,



                                                 /s/ Thacher Proffitt & Wood LLP





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                                   SCHEDULE A

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004

UBS Securities LLC
1285 Avenue of the Americas, 11th Floor
New York, New York 10019

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Citigroup Global Markets Inc.
388 Greenwich Street, 35th Floor
New York, New York 10013

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's
55 Water Street, 40th Floor
New York, New York 10004

U.S. Bank National Association
Corporate Trust Services-SFS
One Federal Street, 3rd Floor
Boston, Massachusetts 02110

Wachovia Trust Company, National Association
One Rodney Square, 1st Floor
920 King Street
Wilmington, Delaware 19801